UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

☒	Filed by the Registrant

☐	Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65827-P26993 FLOWERS FOODS, INC. Vote Virtually at the Meeting* May 22, 2025 11:30 AM, ET Virtually at: www.virtualshareholdermeeting.com/FLO2025 Get informed before you vote View the Notice, Proxy Statement, Proxy Card, and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 8, 2025. If you would like to request a paper or email copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor. FLOWERS FOODS, INC. 1919 FLOWERS CIRCLE THOMASVILLE, GA 31757 You invested in FLOWERS FOODS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 22, 2025. 2025 Annual Meeting Vote by May 21, 2025 11:59 PM ET. For shares held in the 401(k) Plan, vote by May 20, 2025 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper or email copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65828-P26993 1. Election of 11 Director-Nominees to Serve for One-Year Terms. Nominees: 1a. A. Ryals McMullian For 1b. Edward J. Casey, Jr. For 1c. Thomas C. Chubb, III For 1d. George E. Deese For 1e. Rhonda O. Gass For 1f. Brigitte H. King For 1g. Margaret G. Lewis For 1h. W. Jameson McFadden For 1i. Joanne D. Smith For 1j. James T. Spear For 1k. Melvin T. Stith, Ph.D. For 2. Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation. For 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm. For 4. Shareholder Proposal to Adopt a Policy for an Independent Board Chair, if Properly Presented. Against